                            INDEMNITY AGREEMENT

          THIS AGREEMENT made and entered into by and between RAM ENERGY, INC., a Delaware corporation (hereinafter the "Company") and [NAME OF DIRECTOR] (hereinafter, together with [HIS/HER] heirs, personal representatives, and estate, the "Indemnitee" or "Claimant").

                             WITNESSETH: THAT

          WHEREAS, Section 145 ("Section 145") of the General Corporation Law of the State of Delaware ("Delaware Law") empowers corporations to indemnify a person serving as a director, officer, employee, or agent of the corporation or a person who serves at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, and further specifies that the indemnification set forth in
Section 145 "shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise"; and Section 145 further empowers a corporation to "purchase and maintain insurance" on behalf of any of such persons "against any liability asserted against [HIM/HER] and incurred by [HIM/HER] in any such capacity, or arising out of [HIS/HER] status as such, whether or not the corporation would have the power to indemnify [HIM/HER] against such liability under" Section 145; and

          WHEREAS, the Board of Directors has concluded that the Company's directors and officers should be provided with maximum protection in order to ensure that the most capable persons otherwise available will remain in, and in the future be attracted to, such directorships and, furthermore, that it is fair, reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify present and future directors and officers of the Company and their respective estates in a reasonable and adequate manner and that the Company assume for itself the responsibility and liability for expenses and damages in connection with claims brought whether on account of any prior, present or future alleged act, omission, injury, damage, or event; and

          WHEREAS, the Company desires to have the Indemnitee serve or continue to serve as a director and/or officer of the Company or its Affiliates free from undue concern for damages by reason of [HIS/HER] being a director of the Company or its Affiliates or by reason of [HIS/HER] decisions or actions on its behalf; and the Indemnitee desires to serve, or to continue to serve, provided that [HE/SHE] is furnished the indemnity provided for hereinafter, as a director and/or officer of the Company or its Affiliates.

          NOW, THEREFORE, in consideration of the mutually dependent covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

          1.   AGREEMENT TO SERVE: DEFINITIONS.

               1.1 AGREEMENT TO SERVE. The Indemnitee will serve, and/or continue to serve, the Company as a director and/or officer so long as [HE/SHE] is duly elected and qualified in

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accordance with the provisions of the By-laws thereof or until such time as
[HE/SHE] resigns or is removed.

               1.2 DEFINITIONS. Unless the context otherwise clearly indicates to the contrary, the following terms as used herein shall have the respective meanings set forth below:

                    (a) "Affiliates" shall mean any corporation, partnership, or other enterprise which controls, is controlled by, or is under common control with the Company; provided, that any corporation, partnership, or other enterprise which is at least 30% beneficially owned by the Company or by any corporation at least 51% of which is owned by the Company shall be deemed an "Affiliate" of the Company.

                    (b)  "Change in Control" shall be deemed to have occurred if
(i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly of securities of the Company representing 35% or more of the total voting power represented by the Company's then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all the Company's assets.

                    (c) "Expenses" shall include attorneys' fees and all other costs, travel expenses, fees of experts, transcript costs, filing fees, witness fees, telephone and telefacsimile charges, postage, delivery service fees, expenses and obligations of any nature whatsoever paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any claim relating to any Indemnifiable Event.

                    (d) "Indemnifiable Event" shall mean any event or occurrence that takes place either prior to or after the execution of this Agreement related to the fact that the Indem-

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nitee is or was a director, officer, employee, agent or fiduciary of the
Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity.

                    (e) "Independent Directors" shall mean the Company's directors exclusive of any director who is the Indemnitee.

                    (f) "Independent Legal Counsel" shall mean an attorney, who shall not have otherwise performed services for the Company or the Indemnitee within the last five years (other than in connection with seeking indemnification under this Agreement). Independent Legal Counsel shall not be any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement, nor shall independent Legal Counsel be any person who has been sanctioned or censured for ethical violations of applicable standards of professional conduct.

                    (g) "Non-governmental" shall refer to any Person which is not (i) the government of the United States of America or of any state, district, territory, or possession thereof or of any county, parish, city, town, township, or municipality within any such state, district, territory or possession, or (ii) any agency, tribunal, council, instrumentality or public body established by any Person described in (i).

                    (h) "Person" means any one (or more) individual or natural person or any one (or more) corporation, firm, joint venture, partnership, proprietorship, business venture, government, governmental body, agency or instrumentality, estate, trust, association, or other legal entity whatsoever or a group of same.

                    (i) "Policy" shall refer to any insurance policy or coverage obtained with respect of potential liabilities of directors and officers of the Company.

                    (j) "Potential Change in Control" shall be deemed to have occurred if (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control;
(ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding Voting Securities, increases [HIS/HER] beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof;

or (iv) the Board adopt a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

                    (k) "Voting Securities" shall mean any securities of the Company which vote generally in the election of directors.

          2. INDEMNIFICATION. Subject to the provisions of Sections 8 and 9, the Company shall indemnify the Indemnitee as follows:

               2.1 OBLIGATION TO INDEMNIFY. The Company will pay on behalf of the Indemnitee, and [HIS/HER] executors, administrators and heirs, any amount which [HE/SHE] is or becomes legally obligated to pay because of (i) any claim or claims from time to time threatened or made against [HIM/HER] by any Person because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which [HE/SHE] commits or suffers while acting in [HIS/HER] capacity as a director and/or officer of the Company or an Affiliate, or (ii) being a party, or being threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that [HE/SHE] is or was an officer, director, employee, or agent of the Company or an Affiliate or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The payments which the Company will be obligated to make hereunder shall include, INTER ALIA, damages, charges, judgments, fines, penalties, settlements and costs, cost of investigation and costs of defense of legal or equitable or criminal actions, claims or proceedings and appeals therefrom, and costs of attachment, supersedeas, bail, surety or other bonds.

               2.2 FAILURE TO TIMELY PAY. If a claim under this Agreement is not paid by the Company, or on its behalf, within sixty (60) days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense (including reasonable attorney's fees) of prosecuting such claim.

               2.3 NOTICE OF CLAIM. The Indemnitee shall give to the Company notice in writing as soon as practicable of any claim made against [HIM/HER] for which indemnity will or could be sought under this Agreement. The Indemnitee will further notify and cooperate with the Company in the selection of counsel and in the incurrence of costs and expenses in defending or investigating any claim for which indemnity may be sought hereunder. The Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within the Indemnitee's power.

          3. ASSUMPTION OF LIABILITY BY COMPANY. If the Indemnitee is deceased and is entitled to indemnification under any provision of this Agreement, the Company shall indemnify the Indemnitee's estate and [HIS/HER] spouse, heirs, administrators and executors against, and the Company shall assume any and all costs, charges, and expenses (including attorneys' fees), penalties and fines actually and reasonably incurred by or for the Indemnitee or [HIS/HER] estate, in connection with the investigation, defense, settlement or appeal of any such action, suit or proceeding. Further, when requested in writing by the spouse of the Indemnitee, and/or the heirs, executors or administrators of the Indemnitee's estate, the Company shall provide appropriate evidence of the Company's agreement set out herein to indemnify the Indemnitee against and to assume itself such costs, charges, liabilities and expenses.

          4. PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the cost, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by [HIM/HER] in the investigation, defense, appeal or settlement of such suit, action or proceeding but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee as to the portion thereof to which the Indemnitee is entitled.

          5. DETERMINATION OF RIGHT TO INDEMNIFICATION. Anything contained elsewhere herein to the contrary notwithstanding, any indemnification under the terms of this Agreement shall (unless ordered by a court) be paid by the Company promptly or in any event within 60 days of written request therefor, unless a determination is made, as hereinafter provided, that indemnification is not proper in the circumstances because of the provisions of Sections 8 or 9.

          The determination as to whether or not the Indemnitee has met the standard of conduct required to qualify and entitle [HIM/HER], partially or fully, to indemnification under the provisions of any provision of Section 2 hereof may be made (i) either by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties of such action, suit or proceeding; or (ii) by legal counsel (who may be the outside counsel regularly employed by the Company); provided that the manner in which (and, if applicable, the counsel by which) the right to indemnification is to be determined shall be approved in advance in writing by both the highest ranking executive officer of the Company who is not party to such action (sometimes hereinafter referred to as "Senior Officer") and by the Indemnitee. In the event that such parties are unable to agree on the manner in which the determination of the right to indemnity is to be made, such determination may be made by Independent Legal Counsel retained by the Company especially for such purpose; provided that such Independent Legal Counsel shall be approved in advance in writing by both the Senior Officer and the Indemnitee; and, provided further, that such Independent Legal Counsel shall not be outside counsel regularly employed by the Company. The fees and expenses of Independent Legal Counsel in connection with making the determination contemplated hereunder shall be paid by the Company, and if requested by such Independent Legal Counsel, the Company shall give such Independent Legal Counsel an appropriate written agreement with respect to the payment of their fees and expenses and such other matters as may be reasonably requested by counsel.

          Notwithstanding the foregoing, the Indemnitee may, either before or within two (2) years after a determination has been made as provided above, petition the Court of Chancery of Delaware or any other court of competent jurisdiction to determine whether the Indemnitee is entitled to indemnification under the provisions hereof under which [HE/SHE] claims the right to indemnification, and such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such action without having made such determination. The court shall, as petitioned, make an independent determination of whether the Indemnitee is entitled to indemnification as provided hereunder, irrespective of any prior determination made by the Board of Directors, the stockholders or counsel.
If the court shall determine that the Indemnitee is entitled to indemnification hereunder as to any claim, issue or matter involved in the action, suit or proceeding with respect to which there has been no prior determination pursuant hereto or with respect to which there has been a prior determination pursuant hereto that the Indemnitee was not entitled to indemnification hereunder, the Company shall pay all expenses (including attorneys' fees) actually incurred by the Indemnitee in connection with such judicial determination.

          If the Person (including the Board of Directors, Independent Legal Counsel, the stockholders or a court) making the determination hereunder shall determine that the Indemnitee is entitled to indemnification as to some claims, issues or matters involved in the action, suit or proceeding but not as to others, such Person shall reasonably prorate the expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement) with respect to which indemnification is sought by the Indemnitee among such claims, issues or matters.

          If, and to the extent that, it is finally determined hereunder that the Indemnitee is not entitled to indemnification, then the Indemnitee agrees to reimburse the Company for all expenses advanced or prepaid hereunder, or the proper proportion thereof, other than the expenses of obtaining the judicial determination referred to above.

          6. ADVANCES OF COSTS, CHARGES, AND EXPENSES. The costs, charges, and expenses incurred by the Indemnitee in investigating, defending, or appealing any threatened, pending or completed civil or criminal action, suit or proceeding (administrative or investigative) covered hereunder, shall be paid by the Company in advance (unless, in the opinion of regular outside counsel to the Company, the provisions of Sections 8 or 9 preclude such advance payment) to properly investigate, defend or appeal any such action, suit, or proceeding, and any judgments, fines or amounts paid in settlement shall be paid by the Company in advance, unless, in the opinion of such counsel, the provisions of Sections 8 and 9 preclude such advance payment, all with the understanding and agreement hereby made and entered into by the Indemnitee and the Company, that in the event it shall ultimately be determined as provided hereunder that the Indemnitee was not entitled to be indemnified, or was not entitled to be fully indemnified, that the Indemnitee shall repay to the Company such amount, or the appropriate portion thereof, so paid or advanced.

          7. OTHER RIGHTS AND REMEDIES. The indemnification and advance payment of expenses as provided by any provision of this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under any provision of law, any Policy (as an insured thereunder), the Company's Certificate of Incorporation, any By-law, this or any other agreement, vote of stockholders or disinterested directors, or otherwise, as to action in [HIS/HER] official capacity, and shall continue after the Indemnitee has ceased to occupy such position and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

          8.   CONSTRUCTION.

               8.1 CONTRACTUAL LIABILITY. This Agreement shall not be construed so as to give rise to a "contractual liability" which is excluded by any Policy. Each and every term hereof is enforceable by the Indemnitee solely as to amounts (a) in excess of the limits of the Policy with respect to costs, charges and expenses (including attorney's fees), judgments, fines, penalties and amounts paid in settlement for which coverage is in effect under the Policy, and (b) used under the Policy as a "deductible" amount, and (c) which none of the Policy and the other liability insurance policies of the Company clearly covers for the Indemnitee as Insured thereunder; however, in any case in which the Company believes the Policy or its other insurance should cover a loss, cost or expense, the Company may make a contingent advance of monies pursuant to the terms hereof without admission, waiver or prejudice to its position that the Policy or the Company's other insurance covers the loss, cost or expense. In amplification and clarification but not in limitation hereof, it is the intent of the Company that this Agreement operate as "excess coverage" above the Policy and other applicable insurance limits and that it operate as "first dollar" coverage in all matters which are outside the scope of the Policy or within the deductibles of the Policy and all other insurance maintained by the Company from time to time, except as to the exclusions set forth in Section 9.

          In amplification but not in limitation of the foregoing, there is hereby expressly included "first dollar" coverage with respect to the following matters if considered by the Policy to be exclusions:

                    (1) any act or omission in connection with the acquisition or assumption by Affiliates or the Company of the stock, assets and/or business of other corporations by merger, purchase of assets, bulk reinsurance and otherwise;

                    (2) liabilities and expenses based on or arising out of any action, suit or proceeding by a Nongovernmental Person involving the Racketeer Influenced and Corrupt Organizations Act. 18 U.S.C. Section 1961 ET SEQ.; and

                    (3) any act or omission the sole applicable exclusion for which by the Policy is on account of either (i) lack of appropriate notice,
(ii) the existence of prior insurance, (iii) the timing of the occurrence and the claim, or (iv) other procedural defenses to coverage by the Policy.

               8.2 PARTIAL INVALIDITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portion of any paragraphs or sections of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and
(b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph or section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          9. EXCLUSIONS AND LIMITATION. Notwithstanding anything contained herein to the contrary:

               9.1 The Company shall not be liable to the Indemnitee for, nor obligated to furnish advances in connection with, any loss, cost or expense of Indemnitee resulting from [HIS/HER] willful or negligent violation of Section 16(b) of the Securities Exchange Act of 1934 or of the Foreign Corrupt Practices Act of 1977.

               9.2 The Company shall not be liable to the Indemnitee for, and shall not be obligated to furnish any advances except for repayable costs, charges and expenses as hereinabove stated, in connection with, any loss, cost or expense of the Indemnitee as the direct result of a final judgment for money damages payable to the Company or any Affiliate for or on account of loss, cost of expense directly or indirectly resulting from the Indemnitee's negligence or misconduct within the meaning of Section 145(b) of Delaware Law.

               9.3 Unless otherwise allowed by a court of competent jurisdiction or in a separate action in the Chancery Court of Delaware, the Company shall not be liable to the Indemnitee for, and the Indemnitee undertakes to repay the Company for all advances which may have been made of, expenses of investigation, defense or appeal of any matter the judgment of which is excluded under subsection 9.2 next above.

               9.4 Unless otherwise determined by a court of competent jurisdiction or in a separate action in the Chancery Court of Delaware, a settlement of any suit, action or proceeding shall be presumed to be an "expense" in mitigation of the expenses of continued litigation and not the compromise of a judgment on the merits of the action, suit or proceeding.

               9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to Directors of the Company pursuant to the foregoing provisions, or otherwise, the Board of Directors has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director and/or officer of the Company in the wholly or partially successful defense of any action, suit or proceeding) is asserted by the Indemnitee in connection with Company securities which have been registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it hereunder is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. In effect, therefore, absent a court decision in the individual case or controlling precedent, the provisions of the Agreement will not apply to liabilities of the Indemnitee arising under the Securities Act unless and only to the extent that the Indemnitee is successful in the defense of the action, suit or proceeding in question.

               9.6 The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee:

                    (a) based upon or attributable to the Indemnitee or any member of [HIS/HER] immediate family gaining in fact any personal profit or advantage to which [HE/SHE] was not legally entitled;

                    (b) based upon or attributable to the dishonesty of the Indemnitee seeking payment hereunder; provided that the Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against [HIM/HER] by reason of any alleged dishonesty on [HIS/HER] part, unless a judgment or other final adjudication thereof adverse to the Indemnitee shall establish that [HE/SHE] committed acts of active and deliberate dishonesty, with actual dishonest purpose or intent, which acts were material to the cause of action so adjudicated;

                    (c) for bodily injury, sickness, disease or death of any person, or damage to or destruction of any tangible property; including loss of use thereof; or

                    (d) for which indemnification under this Agreement is determined by a final adjudication of a court of competent jurisdiction to be unlawful and violative of public policy.

          10. CHANGE IN CONTROL. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then Independent Legal Counsel shall be selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld) and such Independent Legal Counsel shall determine whether the officer or director is entitled to indemnity payments and expense advances under this Agreement or any other agreement or Certificate of Incorporation or Bylaws of the Company now or hereafter in effect relating to claims for indemnifiable events. Such Independent Legal Counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee will be permitted to be indemnified. The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify fully such Independent Legal Counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of Independent Legal Counsel pursuant hereto.

          11. ESTABLISHMENT OF TRUST. In the event of a Potential Change in Control, the Company shall, upon written request by the Indemnitee, create a trust for the benefit of the Indemnitee and from time to time upon written request of the Indemnitee shall fund such trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties and settlement amounts of any and all claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by a majority vote of a quorum of the Company's Independent Directors, in any case in which the Independent Legal Counsel referred to above is involved. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (ii) the trustee shall advance, within five business days of a request by the Indemnitee, any and all expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the trust under the circumstances under which the Indemnitee would be required to reimburse the Company under this Agreement, (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Company upon a final determination by the Independent Directors or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by the Indemnitee. Nothing in this Section 11 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the trust shall be reported as income by the Company for federal, state, local and foreign tax purposes.

          12. NON-EXCLUSIVITY, ETC. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Certificate of Incorporation or Bylaws of the Company or the Delaware Law or otherwise. To the extent that a change in the Delaware Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation and Bylaws of the Company and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

          13. NO CONSTRUCTION AS EMPLOYMENT AGREEMENT. Nothing contained herein shall be construed as giving the Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

          14. LIABILITY INSURANCE. To the extent the Company maintains a Policy (or Policies) providing directors' and officers' liability insurance, the Indemnitee shall be covered by such Policy (or Policies), in accordance with its (or their) terms, to the maximum extent of the coverage available for any Company director of officer.

          15. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any affiliate of the Company against the Indemnitee, the Indemnitee's spouse, heirs, executors, administrators or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

          16. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suits to enforce such rights.

          17. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any Policy, Certificate of Incorporation or Bylaws of the Company or otherwise) of the amounts otherwise indemnifiable hereunder.

          18. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

          19. HEADINGS. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

          20. USE OF CERTAIN TERMS. As used in this Agreement, the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision.

          21. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

          22. NOTICE TO COMPANY. The Indemnitee agrees to promptly notify Company in writing upon being served with any summons, subpoena, citation, complaint, indictment, or other document relating to a suit, action or proceeding which is or may be covered hereunder, either civil or criminal.

          23. NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand by Federal Express or other commercial courier and receipted for by or on behalf of the party to whom said notice or other communication shall have been directed, or if (ii) ailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

               (a) If to the Indemnitee, to address set forth following the Indemnitee's signature to this Agreement or to such other address as may have been furnished to Company by the Indemnitee by like notice;

               (b)  If to Company, to

                    RAM Energy, Inc.
                    Meridian Tower
                    5100 East Skelly Drive, Suite 650
                    Tulsa, OK 74135

or to such other address as may have been furnished to the Indemnitee by Company by like notice.

          24. GOVERNING LAW. The parties agree that this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

          25. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Company and its successors and assigns and shall inure to the benefit of the Indemnitee and [HIS/HER] spouse, heirs, executors administrators and estate.

          26. EFFECTIVE DATE. Irrespective of the date of execution, this Agreement, and the terms and conditions hereof, shall be deemed to have become and remained effective and binding upon the parties hereto continuously since [________________].

          IN WITNESS WHEREOF, the Company has executed this Agreement by its duly authorized officers, and the Indemnitee has set [HIS/HER] hand and seal hereto, on this _______ day of ________________, 1997.



                                       RAM ENERGY, INC., a Delaware corporation


                                       By
                                         --------------------------------------
                                         Larry E. Lee, President



INDEMNITEE:
                                         --------------------------------------